Rocky Mountain High Brands

Makes Strategic Investment in Private Branded and NBE Consumer Products Sector

PLANO, Texas, June 16, 2021 (GLOBE NEWSWIRE) Rocky Mountain High Brands, Inc. (OTCPK: RMHB), today announced that it has entered into a trademark license agreement with AGS Labs, Inc. to produce certain AGS Great Choice products. Great Choice ® is a trademarked name owned by AGS.

The products include the Great Choice Pediatric Electrolyte Solution, Great Choice Medicated Chest Rub, and Great Choice Infant Rub. These products are National Brand Equivalent (NBE) products and compare with national brands, such as Pedialyte beverages. The NBE market is a rapidly growing market, and the Company is exploring adding additional NBE product and business lines. The Agreement also grants to the Company a binding option to purchase the above mentioned Great Choice national brand equivalents and the “Great Choice” trademark.

Great Choice® is a control brand that augments AGS Labs’ customer base, which creates trust and credibility, leading to brand loyalty - all of which gave the Company a competitive edge in the market and a bigger bottom line. For consumers, Great Choice products offer the highest quality product and significant savings to advertised brands. Brands are one of the most important and valuable assets that a company owns. Successful branding can help the company attract and retain a customer base, which can lead to brand loyalty while giving it an advantage on the competition.

The Agreement continues the Company’s emphasis on growing the production capacity of its wholly owned subsidiary, Rocky Mountain Production, Inc., by strategically investing in select assets with the highest potential future value to increase earnings potential while maintaining flexibility to further adjust priorities as the market evolves.

About AGS Labs, Inc.

AGS Labs develops and distributes Over The Counter (OTC) National Brand Equivalent (NBE) products focused on cough and cold, electrolytes, gastrointestinal, vitamins, analgesics in both liquid and powder form under their Great Choice trademark. The company was founded in 1988 as a provider of liquids, lotions, powders, and gels.

About Rocky Mountain High Brands

Rocky Mountain High Brands, Inc. is a diversified and dynamic young Company committed to making a difference by raising the quality and expectations in beverages and personal protection sanitizer products. We are committed to producing healthier beverages with innovative flavors designed to help people feel inspired as well as creating sanitizer products for a safer lifestyle.

Our Eagle Spirit® is a high alkaline spring water that has a high pH, an all-natural refreshing taste, and is sourced from sacred Native American soil rich in history and culture. The name of Eagle Spirit represents great power and balance, dignity with grace, and a symbolism as to live in balance with heaven and earth.

Our enriched flavor-infused waters with CBD sold under the brand of Hempd™ are market disrupters. These innovated drinks were formulated by our own talented team who are transcending the beverage frontier with their creativity and passion for healthier alternatives to the sugar-ridden drinks that dominate the market today. Hempd™ currently offers four unique flavors including Peach Mango, Pineapple Coconut, Dragon Fruit, and Raspberry Lemonade with zero calories. New flavors are coming soon including our original legacy drinks made with hempseed oil.

Our state-of-the-art co-packing facility, Rocky Mountain Productions, Inc., specializes in cold fill beverages, concentrates and ready-to-drink beverages and is uniquely positioned to co-pack our brand drinks as well as private label with all the best-in-class services needed to get products ready for market.

For information, please visit: www.hempd.com and www.eaglespiritwater.com

Information about Forward-Looking Statements: This release may include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involves risks and uncertainties including, but not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment, or

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human resources, the effect of economic business conditions and the ability to attract and retain skilled personnel. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranteeing future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company’s filings with the SEC. The occurrence of any of these risks and uncertainties could have a material adverse effect on the company’s business, financial condition, and results of operations. The Company is not obligated to revise or update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact:

Paul Knopick

pknopick@eandecommunications.com

940.262.3584

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